UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2018

True Nature Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)
(844) 383-8689
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In June 2018 we entered into agreements with 3 clients for the deployment of our new telemedicine solution, Simple HIPAA, and an application used for developing relationships between providers of medical services, including pharmacies, and their referring professionals, and their patients and related parties. The clients have agreed to pay a software licensing fees of $12,500 each, and will pay for software maintenance at a price of 15% of the software license fee, per year, payable monthly. These initial clients will also assist the Company in the design of further development of additional applications in an advisory role with the Company.

In June 2018 we entered into agreements with Microsoft Corporation to utilize their Azure cloud service and systems development tools. We also entered into agreements with Oracle Corporation for the use of their MySQL data base software, and other tools used for software development.

These agreements demonstrate that the Company intends to continue moving forward to create a client base with innovative technologies that promote remote patient monitoring and telehealth services for continuity of care. These software license agreements will initially be installed at both compounding and retail pharmacy operations, and with other pharmacy suppliers and will be either “sponsored”, or “white label” versions of software solutions we intend to deploy “direct to the consumer” and to healthcare providers,  later in the year.  We believe the use of “sponsored” applications will allow us to deploy products faster, and at a higher profit, that acting solely as a technology provider without the inclusion of advertising and promotion from market participants.

Item 3.02 Unregistered Sales of Equity Securities

In June 2018, the company issued the following shares of common stock: 100,000 shares to its Chairman of the Board for Board services compensation; 100,000 shares to a Director for Board Services compensation; 100,000 to its President and Interim Chief Executive Officer (CEO) for performance Bonus; 1,100,000 in total for reimbursement of payment of obligations made on behalf of the company; and 250,000 for consulting on behalf of the company related to a potential acquisition.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on June 14, 2018 relating to its new telemedicine software and systems products, which is attached to this filing as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the company on June 14, 2018.

SIGNATURE

True Nature Holding, Inc.

Date: June 29, 2018	By:	/s/ Louis DeLuca
Name: Louis DeLuca
Title: Chief Operating Officer